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EXHIBIT 10.01

THIS NOTE AND THE COMMON STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAS BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THE NOTE NOR THE COMMON STOCK MAY BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS NOTE.


                                  ZYMETX, INC.


___________, 2001                                              $_____,000

                               12% PROMISSORY NOTE

ZymeTx, Inc. (the "Company"), for value received, hereby promises to pay to _____________________ or registered assigns (the "Holder") on the earliest of
(i) May 31, 2002, (ii) the consummation of the sale or exchange (including by way of merger) of all or substantially all of the outstanding shares of common stock of the Company, or (iii) the date of consummation of certain mergers or consolidations of the Company, as described in Section 2(b) hereof (in any such event, the "Maturity Date"), at the principal offices of the Holder, the principal sum of _______________ DOLLARS ($____,000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal sum hereof at the rate of twelve percent (12%) per annum (the "Note"). Principal and accrued interest, if any, shall be payable on the Maturity Date in like coin or currency to the Holder hereof at the offices of the Company, provided that any payment otherwise due on a Saturday, Sunday or legal Bank holiday may be paid on the following business day.

         1. Transfers of Note to Comply with the 1933 Act

         The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a person whom the Note may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or
(2) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.



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         2. Prepayment; Repayment Upon Consolidation or Merger.

         (a) The principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of this Note, all accrued, but unpaid, interest shall be paid to the Holder on the date of prepayment. The date upon which the Company prepays the principal plus all accrued and unpaid interest due on this Note shall be hereinafter referred to as the "Prepayment Date."

         (b) This Note shall be paid in full, without premium, in the event the Company consolidates or merges with another corporation, unless (i) the Company shall be the surviving corporation in such consolidation or merger or (ii) the other corporation controls, is under common control with or is controlled by the Company immediately prior to the consolidation or merger whether or not the Company shall be the surviving corporation in such consolidation or merger, in which event this Note shall remain outstanding as an obligation of the consolidated or surviving corporation.

         3. Covenants of Company

         The Company covenants and agrees that, so long as any principal of, or interest on, this Note shall remain unpaid, unless the Holder shall otherwise consent in writing, it will comply with the following terms:

         (a) Reporting Requirements. The Company will furnish to the Holder:

                  (i) as soon as possible, and in any event within ten (10) days after obtaining knowledge of the occurrence of (A) an Event of Default, as hereinafter defined, (B) an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (C) a material adverse change in the condition or operations, financial or otherwise, of the Company, taken as whole, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company, setting forth the details of such Event of Default, event or material adverse change and the action which the Company proposes to take with respect thereto;

                  (ii) promptly after the sending or filing thereof, copies of all financial statements, reports, certificates of its Chief Executive Officer, Chief Financial Officer or accountants and other information which the Company or any subsidiary sends to any holders (other than the Notes) of its securities;

                  (iii) promptly after the commencement thereof, notice of each action, suit or proceeding before any court or other governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would (A) materially impact the ability of the Company or any subsidiary to conduct its business, (B) materially and adversely affect the business, operations or financial condition of the Company taken as a whole, or (C) impair the validity or enforceability of the Notes or the ability of the Company to perform its obligations under the Notes;

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                  (iv) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Company as the Holder from time to time may reasonably request.

         (b) Taxes. The Company has filed or will file all federal, state and local tax returns required to be filed or sent or has obtained extensions thereof. Except as otherwise disclosed, the Company has timely paid or made provision for all taxes shown as due and payable on its tax returns required to be filed prior to the date hereof and all assessments received by the Company and will timely pay all taxes that will be shown as due and payable on its tax returns required to be filed after the date hereof, except to the extent that the Company shall be contesting such taxes and assessments in good faith by appropriate proceedings.

         (c) Compliance with Laws. The Company will comply, in all material respects with all applicable laws, rules, regulations and orders, except to the extent that noncompliance would not have a material adverse effect upon the business, operations or financial condition of the Company taken as a whole.

         (d) Keeping of Records and Books of Account. The Company will keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles, reflecting all of its financial and other business transactions.

         (e) Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

         (i) Incur any indebtedness (other than in the ordinary course of its business) or grant any liens with respect to any of its assets, without the written consent of the Holder;

         (ii) Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of its officers, directors or principal stockholders or any of their affiliates, contingently or otherwise, other than such guaranties existing as of the date hereof;

         (iii) Declare or pay cash dividends;

         (iv) Sell, transfer or dispose of, any of its assets other than in the ordinary course of its business and for fair value;

         (v) Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or

         (vi) Repay any indebtedness for borrowed funds or any related party obligations (other than in the ordinary course of its business).

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         4. Events of Default and Remedies

         (a) Any one or more of the following events which shall have occurred and be continuing shall constitute an event of default (Event of Default):

                  (i) Default in the payment of the principal or accrued interest on this Note or upon any indebtedness of the Company that is greater than $100,000, as and when the same shall become due, whether by default or otherwise, which Default shall have continued for a period of five (5) business days; except for any pre-existing events of default under the $2,000,000 principal amount of 5% Senior Secured Convertible Debentures, due October 12, 2002, which were sold to Palladin Opportunity Fund, LLC and Halifax Fund, L.P. pursuant to a Purchase Agreement dated October 13, 2000; or

                  (ii) Any representation or warranty made by the Company or any officer of the Company in the Notes, or in any agreement, report, certificate or other document delivered to the Holder pursuant to the Notes shall have been incorrect in any material respect when made which shall not have been remedied ten (10) days after written notice thereof shall have been given by the Holder; or

                  (iii) The Company shall fail to perform or observe any affirmative covenant contained in Section 3 of this Note or any of the Notes and such Default, if capable of being remedied, shall not have been remedied ten
(10) days after written notice thereof shall have been given by the Holder; or

                  (iv) The Company or any subsidiary (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for such the Company or any subsidiary or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection 4(a)(iv); or

                  (v) Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or


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                  (vi) One or more final judgments, arbitration awards or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company, which judgment remains unsatisfied for thirty (30) days after the date of such entry.

         (b) If an Event of Default described above has occurred, then the Holder may, without further notice to the Company, declare the principal amount of this Note at the time outstanding, together with accrued unpaid interest thereon, and all other amounts payable under this Note to be forthwith due and payable, whereupon such principal, interest and all such amounts shall become and be forthwith due and payable.

         (c) The Company covenants that in case the principal of, and accrued interest on, the Note becomes due and payable by declaration or otherwise, then the Company will pay in cash to the Holder of this Note, the whole amount that then shall have become due and payable on this Note for principal or interest, as the case may be, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable fees and disbursements of the Holder's legal counsel. In case the Company shall fail forthwith to pay such amount, the Holder may commence an action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree against Company or other obligor upon this Note, wherever situated, the monies adjudicated or decreed to be payable.

         (d) The Company agrees that it shall give notice to the Holder at its registered address by facsimile, confirmed by certified mail, of the occurrence of any Event of Default within ten (10) days after such Event of Default shall have occurred.

         5. Security Interest

         As security for this Note, provided that a minimum of $500,000 is raised in this Offering, the Company shall grant the Holder of this Note, together with the Holders of like Notes aggregating a maximum of $1,000,000, a pro-rata security interest in a maximum of $200,000 of the Company's assets. Such security interest shall be on a pari passu basis with the security interest held by Palladin Opportunity Fund, LLC and Halifax Fund, L.P., the holders of $2,000,000 principal amount of 5% Senior Secured Convertible Debentures due October 12, 2002.

         6. Miscellaneous

         (a) This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

         (b) The Company may consider and treat the entity in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

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         (c) Payments of principal and interest shall be made as specified above to the registered owner of this Note. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

         (d) The Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

         (e) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

         (f) This Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof or the actual domiciles of the parties. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

         (g) No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder officer, director, agent or attorney of the Company, or of any successor corporation, either directly or through the Company or any successor corporation, otherwise, all such liability of the incorporators, stockholders, officers, directors, attorneys and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the day and year first above written.

                                            ZYMETX, INC.


                                       By:  ________________________________
                                            Name:
                                            Title: